Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corporation Announces Fourth Quarter Results
and Record Earnings for Year-End 2021

(FAIRMONT, WV) February 17, 2022 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the fourth quarter and year ended December 31, 2021, with reported net income of $10.0 million, or $0.83 basic and $0.77 diluted earnings per share for the three months ended December 31, 2021.

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Fourth Quarter	Third Quarter	Fourth Quarter
Net income	$9,959	$11,828	$11,838	$39,121	$37,411
Earnings per share - basic	$0.83	$1.00	$1.00	$3.32	$3.13
Earnings per share - diluted	$0.77	$0.92	$0.97	$3.10	$3.06

Earnings for the fourth quarter were impacted by the release of allowance for loan losses of $5.7 million. The after-tax impact of the release on basic and diluted earnings per share was $0.38 and $0.35, respectively, for the three months ended December 31, 2021.

“MVB’s fourth quarter and record earnings for 2021 reflect the diversity of our tech-forward business model, as well as our strong positioning for the future,” said Larry F. Mazza, Chief Executive Officer, MVB Financial. “The transformation of our ‘best-in-class’ funding profile continues, as noninterest-bearing deposits now represent 47% of MVB Bank’s total deposit funding, up from 8% when we pivoted our company seven years ago. At the same time, our loan growth initiatives have come to fruition against the backdrop of a strengthening economy and rising interest rates, leaving our highly-liquid balance sheet very well-positioned, highlighted on one side by strong low-cost funding, and on the other by an increasingly diverse loan growth engine.”

Mazza added, “Other recent highlights include substantial gains recognized from our Fintech investment portfolio, a core component of our business in which we not only provide banking services to Fintechs, but also build and invest in them as well. 2021 marked the successful completion of our MVB 3.0 three-year strategic plan, in which we exceeded our performance goals. We now look to implement our new three-year plan, called ‘MVB F1,’ the details of which we look forward to discussing at our Investor Conference in Las Vegas on March 14 and 15, 2022.”

FOURTH QUARTER 2021 HIGHLIGHTS
•Fintech and Gaming verticals power continued favorable remix of funding base
◦Noninterest-bearing (“NIB”) deposits were $1.12 billion as of December 31, 2021, up $121.1 million, or 12%, and $404.6 million, or 57%, from September 30, 2021 and December 31, 2020, respectively. NIB deposits as a percentage of total deposits were 47% as of December 31, 2021, as compared to 42% and 36% as of September 30, 2021 and December 31, 2020, respectively.
◦Financial technology (“Fintech”) deposits totaled $1.14 billion as of December 31, 2021, up $166.4 million, or 17%, and $609.1 million, or 114%, from September 30, 2021 and December 31, 2020, respectively.
◦Gaming deposits, which are included in total Fintech deposits, totaled $911.6 million as of December 31, 2021, up $137.5 million, or 18%, and $553.7 million, or 155%, from September 30, 2021 and December 31, 2020, respectively.
•Robust loan growth driven by an increasingly diverse customer base
◦Total loans of $1.87 billion increased by $105.7 million, or 6%, compared to September 30, 2021 and $416.1 million, or 29%, from December 31, 2020. Loans, excluding Paycheck Protection Program (“PPP”) loans of $131.7 million, totaled $1.74 billion as of December 31, 2021, an increase of $121.3 million, or 8%, from September 30, 2021, and an increase of $366.4 million, or 27% from December 31, 2020.
◦Loan growth during the quarter was driven primarily by our health care lending group and strategic lending partnerships.
◦The loan-to-deposit ratio was 78.6% as of December 31, 2021, as compared to 73.5% at September 30, 2021, and 73.3% as of December 31, 2020.
•Strategic Fintech investments yield recent gains
◦For the quarter ended December 31, 2021, MVB recorded income of $2.8 million related to a strategic investment within its Fintech investment portfolio.
◦Since 2016, MVB’s Fintech investment portfolio has generated an internal rate of return of 184%.
•Continued value creation at a peer-leading pace
◦Tangible book value (“TBV”) per share, a non-U.S. GAAP measure, was $22.17 as of December 31, 2021, an increase of 2% and 12% from September 30, 2021 and December 31, 2020, respectively. A reconciliation of TBV to its most comparable U.S. GAAP measure is included below.
◦Since 2016, MVB has increased TBV per share at a compound annual growth rate of just under 16%, which compares favorably to the regional peer average of 10%.
◦Reflecting MVB’s strong capital position and earnings profile as of December 31, 2021, the Company elected to increase the quarterly cash dividend to $0.15 per share for the fourth quarter of 2021, up $0.01 (or 7%) from the third quarter of 2021.

INCOME STATEMENT
On a fully tax-equivalent basis, net interest margin for the quarter ended December 31, 2021 was 3.28%, an increase of three basis points versus the quarter ended September 30, 2021 and a decrease of 16 basis points versus the quarter ended December 31, 2020. Please see the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. The tax-equivalent adjustments impacting net interest income were $0.3 million for the quarter ended December 31, 2021, $0.3 million for the quarter ended September 30, 2021 and $0.4 million for the quarter ended December 31, 2020.

Interest income increased $2.6 million, or 13%, compared to the quarter ended September 30, 2021 and increased $3.7 million, or 19%, compared to the quarter ended December 31, 2020. The tax-equivalent yield on commercial loans increased 45 basis points compared to the quarter ended September 30, 2021. The decreases of 158 and 95 basis points in the yield on real estate loans and investments, respectively, drove the 24 basis point decrease in the tax-equivalent yield on earning assets compared to the quarter ended December 31, 2020.

Interest expense increased $0.2 million, or 11%, compared to the quarter ended September 30, 2021 and decreased $0.1 million, or 7%, compared to the quarter ended December 31, 2020. The increase compared to the quarter ended September 30, 2021 was the result of an increase of $0.3 million in interest on subordinated debt. Despite an increase in average deposits of $227.5 million during the quarter, interest on deposits decreased $0.1 million during the quarter, as NIB deposits grew as a percentage of total deposits and cost of interest-bearing deposits decreased.

MVB Bank's average NIB deposits increased by $239.6 million from the quarter ended September 30, 2021, maintaining a 19 basis point favorable spread on the tax-equivalent net interest margin for the quarter ended December 31, 2021, compared to a 16 basis point favorable spread for the quarter ended September 30, 2021. An increase in MVB Bank’s average NIB deposits of $406.0 million from the quarter ended December 31, 2020 helped to maintain a 19 basis point favorable spread on the tax-equivalent net interest margin for the quarter ended December 31, 2021, compared to a 18 basis point favorable spread for the same period in 2020.

Noninterest income totaled $14.5 million for the quarter ended December 31, 2021, a decrease of $7.4 million, or 34%, from the quarter ended September 30, 2021 and a decrease of $2.0 million, or 12%, from the quarter ended December 31, 2020.

The $7.4 million decrease in noninterest income from the quarter ended September 30, 2021 was due primarily to the gain on sale of branches of $10.8 million in the quarter ended September 30, 2021.

The $2.0 million decrease in noninterest income from the quarter ended December 31, 2020 was primarily due to decreases in equity method investment income of $7.7 million and gain on sale of equity securities of $3.5 million, offset by increases in holding gain on equity securities of $1.8 million, compliance consulting income of $2.1 million, payment card and service charge income of $1.3 million, gain on sale of portfolio loans of $1.1 million and other operating income of $2.4 million.

Noninterest expense totaled $29.1 million for the quarter ended December 31, 2021, an increase of $3.3 million, or 13%, from the quarter ended September 30, 2021 and an increase of $8.2 million, or 39%, from the quarter ended December 31, 2020.

The $3.3 million increase in noninterest expense from the quarter ended September 30, 2021 was due to an increase in salaries and employee benefits of $1.6 million, primarily driven by incentive compensation and new hires to further build-out the Fintech vertical at Victor Technologies, Inc. (“Victor”),as well as an increase in professional fees of $1.2 million. Victor makes it faster and more efficient for entities to launch a Fintech program. Its technology simplifies integration for Fintech companies and offers risk tools to banks to help them conduct due diligence, risk assessments, onboarding and oversight of their Fintech clients.

The $8.2 million increase in noninterest expense from the quarter ended December 31, 2020 was primarily due to increases in salaries and employee benefits of $5.8 million and professional fees of $1.4 million.

The efficiency ratio was 80.7% for the quarter ended December 31, 2021, compared to 62.9% and 61.0%% for the quarters ended September 30, 2021 and December 31, 2020, respectively, as a result of our ongoing expansion of our risk management and operations teams in support of Fintech initiatives .

BALANCE SHEET
Loan balances grew $105.7 million as compared to September 30, 2021 and $416.1 million as compared to December 31, 2020. Included in loans are PPP loans totaling $131.7 million at December 31, 2021, a decrease of $15.6 million, or 11%, from September 30, 2021, and an increase of $49.7 million, or 61%, from December 31, 2020.

The tax-equivalent yield on loans, including PPP loans, was 4.64% for the quarter ended December 31, 2021, an increase of 39 basis points from the quarter ended September 30, 2021 and a decrease of seven basis points from the quarter ended December 31, 2020.

Deposits totaled $2.38 billion as of December 31, 2021, a decrease of $21.3 million, or 1%, from September 30, 2021 and an increase of $395.2 million, or 20%, from December 31, 2020. With NIB deposits as a percentage of total deposits at 47% as of December 31, 2021, the Company’s strategy to evolve MVB Bank’s deposit mix by replacing high-cost deposits with NIB deposits has proved to be successful and viable long-term.

CAPITAL
There was no significant change in regulatory ratios quarter over quarter. The Community Bank Leverage Ratio was 11.6% and 12.0% as of December 31, 2021 and September 30, 2021, respectively. MVB Bank’s Tier 1 Risk-Based Capital Ratio was 15.8% and 15.7% as of December 31, 2021 and September 30, 2021, respectively. The Bank’s Total Risk-Based Capital Ratio was 16.7% and 16.9% as of December 31, 2021 and September 30, 2021, respectively.

ASSET QUALITY
Changes to the outstanding balances of the loan portfolios, the level of recognized charge-offs and the resulting historical loss rates and adjustments to the risk grading of loans within the portfolio are all contributing factors in the provision for loan losses. Nonperforming loans totaled $17.7 million, or 0.9% of total loans, as of December 31, 2021, compared to 1.0% of total loans as of September 30, 2021 and 0.9% of total loans as of

December 31, 2020. Criticized loans as a percentage of total loans were 5.4%, a decrease of 118 basis points, or 18%, from September 30, 2021, and a decrease of 413 basis points, or 2%, from December 31, 2020.

The release of allowance for loan losses totaled $5.7 million for the quarter ended December 31, 2021, compared to a provision for loan losses of $0.4 million for the quarter ended September 30, 2021 and a provision for loan losses of $0.2 million for the quarter ended December 31, 2020. The $5.7 million release was driven by a $2.6 million release allocated to a single loan, as well as improvements in allocation rates, portfolio risk grades and economic and business factors.

Allowance for loan losses to total loans was 1.0% as of December 31, 2021, a decrease of 45 basis points from September 30, 2021 and a decrease of 80 basis points from December 31, 2020. Excluding PPP loans, allowance for loan losses to total loans was 1.1% as of December 31, 2021.

There were $1.3 million net charge-offs for the quarter ended December 31, 2021, compared to $0.1 million in the quarter ended September 30, 2021 and $0.3 million for the quarter ended December 31, 2020.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, WV. Through its subsidiary, MVB Bank, and the bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$23,049	$20,484	$19,353	$83,429	$80,453
Interest expense	1,546	1,388	1,666	6,270	11,627
Net interest income	21,503	19,096	17,687	77,159	68,826
Provision (release of allowance) for loan losses	(5,733)	380	214	(6,275)	16,579
Net interest income after provision (release of allowance) for loan losses	27,236	18,716	17,473	83,434	52,247

Noninterest income	14,542	21,951	16,576	62,596	91,837

Noninterest expense:
Salaries and employee benefits	18,110	16,528	12,269	60,210	61,629
Other expense	10,993	9,301	8,618	37,242	35,512
Total noninterest expenses	29,103	25,829	20,887	97,452	97,141

Income before income taxes	12,675	14,838	13,162	48,578	46,943
Income tax expense	2,876	3,164	1,324	9,882	9,532
Net income before noncontrolling interest	9,799	11,674	11,838	38,696	37,411
Net loss attributable to noncontrolling interest	160	154	—	425	—
Net income attributable to parent	9,959	11,828	11,838	39,121	37,411
Preferred dividends	—	—	116	35	461
Net income available to common shareholders	$9,959	$11,828	$11,722	$39,086	$36,950

Earnings per share - basic	$0.83	$1.00	$1.00	$3.32	$3.13
Earnings per share - diluted	$0.77	$0.92	$0.97	$3.10	$3.06

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	December 31, 2021	September 30, 2021	December 31, 2020
Cash and cash equivalents	$307,437	$390,081	$263,893
Certificates of deposit with banks	2,719	9,582	11,803
Investment securities available-for-sale	421,466	439,023	410,624
Equity securities	32,402	29,809	27,585
Loans held-for-sale	—	—	1,062
Loans receivable	1,869,838	1,764,186	1,453,744
Allowance for loan losses	(18,266)	(25,187)	(25,844)
Loans receivable, net	1,851,572	1,738,999	1,427,900
Premises and equipment, net	25,052	25,043	26,203
Goodwill	3,988	3,988	2,350
Other assets	143,708	152,299	160,056
Total assets	$2,788,344	$2,788,824	$2,331,476

Noninterest-bearing deposits	$1,120,433	$999,328	$715,791
Interest-bearing deposits	1,257,172	1,399,612	1,266,598
Subordinated debt	73,030	72,966	43,407
Other liabilities	62,406	50,218	66,197
Stockholders' equity, including noncontrolling interest	275,303	266,700	239,483
Total liabilities and stockholders' equity	$2,788,344	$2,788,824	$2,331,476

Reportable Segments
(Unaudited)

Twelve Months Ended December 31, 2021	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$83,023	$411	$15	$(8)	$(12)	$83,429
Interest expense	4,078	—	2,188	16	(12)	6,270
Net interest income	78,945	411	(2,173)	(24)	—	77,159
Release of allowance for loan losses	(6,274)	(1)	—	—	—	(6,275)
Net interest income after release of allowance for loan losses	85,219	412	(2,173)	(24)	—	83,434

Total noninterest income	33,179	16,342	11,103	15,002	(13,030)	62,596

Noninterest Expenses:
Salaries and employee benefits	33,595	—	13,704	12,911	—	60,210
Other expense	37,033	16	6,573	6,650	(13,030)	37,242
Total noninterest expenses	70,628	16	20,277	19,561	(13,030)	97,452

Income (loss) before income taxes	47,770	16,738	(11,347)	(4,583)	—	48,578
Income tax expense (benefit)	9,154	4,068	(2,091)	(1,249)	—	9,882
Net income (loss) before noncontrolling interest	38,616	12,670	(9,256)	(3,334)	—	38,696
Net loss attributable to noncontrolling interest	—	—	—	(425)	—	(425)
Net income (loss) attributable to parent	38,616	12,670	(9,256)	(2,909)	—	39,121
Preferred stock dividends	—	—	35	—	—	35
Net income (loss) available to common shareholders	$38,616	$12,670	$(9,291)	$(2,909)	$—	$39,086

Twelve Months Ended December 31, 2020	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$75,812	$6,269	$3	$—	$(1,631)	$80,453
Interest expense	10,400	3,139	261	—	(2,173)	11,627
Net interest income	65,412	3,130	(258)	—	542	68,826
Provision (release of allowance) for loan losses	16,649	(70)	—		—	16,579
Net interest income after provision (release of allowance) for loan losses	48,763	3,200	(258)	—	542	52,247

Total noninterest income	24,420	63,490	6,685	5,909	(8,667)	91,837

Noninterest Expenses:
Salaries and employee benefits	25,808	21,550	11,278	2,993	—	61,629
Other expense	31,389	5,074	5,265	1,909	(8,125)	35,512
Total noninterest expenses	57,197	26,624	16,543	4,902	(8,125)	97,141

Income (loss) before income taxes	15,986	40,066	(10,116)	1,007	—	46,943
Income tax expense (benefit)	1,479	9,862	(2,082)	273	—	9,532
Net income (loss)	14,507	30,204	(8,034)	734	—	37,411
Preferred stock dividends	—	—	461	—	—	461
Net income (loss) available to common shareholders	$14,507	$30,204	$(8,495)	$734	$—	$36,950

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$376,667	$141	0.15%	$184,131	$60	0.13%	$266,999	$82	0.12%
CDs with banks	6,998	33	1.87	11,065	52	1.86	11,938	58	1.93
Investment securities:
Taxable	258,534	573	0.88	238,807	575	0.96	167,968	894	2.12
Tax-exempt [2]	183,736	1,447	3.12	202,380	1,528	3.00	200,666	1,659	3.29
Loans and loans held-for-sale: [1]
Commercial [3]	1,451,347	17,653	4.83	1,416,236	15,646	4.38	1,136,899	13,763	4.82
Tax-exempt [2]	5,811	65	4.41	6,678	77	4.57	7,501	92	4.87
Real estate	320,078	2,153	2.67	297,450	2,282	3.04	287,547	3,073	4.25
Consumer	32,903	1,306	15.75	16,133	602	14.80	6,053	99	6.51
Total loans	1,810,139	21,177	4.64	1,736,497	18,607	4.25	1,438,000	17,027	4.71
Total earning assets	2,636,074	23,370	3.52	2,372,880	20,822	3.48	2,085,571	19,720	3.76
Less: Allowance for loan losses	(24,977)			(24,978)			(26,568)
Cash and due from banks	6,751			5,922			22,642
Other assets	203,957			200,536			215,716
Total assets	$2,821,805			$2,554,360			$2,297,361

Liabilities
Deposits:
NOW	$711,805	$289	0.16%	$743,632	$333	0.18%	$475,707	$446	0.37%
Money market checking	489,818	221	0.18	433,216	211	0.19	492,519	282	0.23
Savings	36,455	1	0.01	42,126	—	—	50,821	(2)	(0.02)
IRAs	6,439	18	1.11	7,302	21	1.14	13,410	49	1.45
CDs	91,059	263	1.15	121,482	333	1.09	235,412	679	1.15
Repurchase agreements and federal funds sold	11,249	3	0.11	10,941	3	0.11	10,070	4	0.16
FHLB and other borrowings	79	—	—	494	6	4.82	19,589	25	0.51
Subordinated debt	72,995	751	4.08	44,460	481	4.29	17,835	183	4.08
Total interest-bearing liabilities	1,419,899	1,546	0.43	1,403,653	1,388	0.39	1,315,363	1,666	0.50
Noninterest-bearing demand deposits	1,092,520			852,872			686,537
Other liabilities	42,318			36,097			59,841
Total liabilities	2,554,737			2,292,622			2,061,741

Stockholders’ equity
Preferred stock	597			—			7,334
Common stock	12,878			12,704			12,095
Paid-in capital	142,479			141,246			124,970
Treasury stock	(16,741)			(16,741)			(5,922)
Retained earnings	129,896			122,361			98,046
Accumulated other comprehensive income (loss)	(3,188)			1,207			(903)
Total stockholders’ equity attributable to parent	265,921			260,777			235,620
Noncontrolling interest	1,147			961			—
Total stockholders’ equity	267,068			261,738			235,620
Total liabilities and stockholders’ equity	$2,821,805			$2,554,360			$2,297,361

Net interest spread (tax-equivalent)			3.09			3.09			3.26
Net interest income and margin (tax-equivalent) [2]		$21,824	3.28%		$19,434	3.25%		$18,054	3.44%
Less: Tax-equivalent adjustments		$(320)			$(338)			$(367)
Net interest spread			3.04			3.03			3.19
Net interest income and margin		$21,503	3.24%		$19,096	3.19%		$17,687	3.37%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.

3 MVB Bank’s PPP loans totaling $131.7 million, $147.3 million and $82.0 million are included in this amount for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$249,801	$305	0.12%	$125,259	$191	0.15%
CDs with banks	10,406	201	1.93	12,484	246	1.97
Investment securities:
Taxable	231,450	2,405	1.04	121,607	2,448	2.01
Tax-exempt [2]	201,532	6,328	3.14	144,389	5,361	3.71
Loans and loans held-for-sale: [1]
Commercial [3]	1,387,273	63,551	4.58	1,136,858	54,434	4.79
Tax-exempt [2]	6,646	300	4.51	8,966	422	4.70
Real estate	307,829	9,662	3.14	403,166	18,100	4.49
Consumer	15,890	2069	13.02	6,973	465	6.67
Total loans	1,717,638	75,582	4.40	1,555,963	73,421	4.72
Total earning assets	2,410,827	84,821	3.52	1,959,702	81,667	4.17
Less: Allowance for loan losses	(25,682)			(18,079)
Cash and due from banks	13,874			26,460
Other assets	201,893			181,439
Total assets	$2,600,912			$2,149,522

Liabilities
Deposits:
NOW	$673,547	$1,612	0.24%	$408,110	$2,521	0.62%
Money market checking	469,010	883	0.19	458,606	2,680	0.58
Savings	42,800	5	0.01	45,420	6	0.01
IRAs	9,674	121	1.25	13,691	218	1.59
CDs	134,250	1,355	1.01	349,787	4,869	1.39
Repurchase agreements and federal funds sold	10,821	13	0.12	9,856	23	0.23
FHLB and other borrowings	25,275	93	0.37	68,407	1,049	1.53
Subordinated debt	51,149	2,188	4.28	7,568	261	3.45
Total interest-bearing liabilities	1,416,526	6,270	0.44	1,361,445	11,627	0.85
Noninterest-bearing demand deposits	895,024			502,457
Other liabilities	38,090			61,169
Total liabilities	2,349,640			1,925,071

Stockholders’ equity
Preferred stock	730			7,334
Common stock	12,614			12,047
Paid-in capital	140,610			130,312
Treasury stock	(16,741)			(2,637)
Retained earnings	112,842			77,044
Accumulated other comprehensive income (loss)	534			351
Total stockholders’ equity attributable to parent	250,589			224,451
Noncontrolling interest	683			—
Total stockholders’ equity	251,272			224,451
Total liabilities and stockholders’ equity	$2,600,912			$2,149,522

Net interest spread (tax-equivalent)			3.08			3.32
Net interest income and margin (tax-equivalent) [2]		$78,551	3.26%		$70,040	3.57%
Less: Tax-equivalent adjustments		$(1,392)			$(1,214)
Net interest spread			3.02			3.25
Net interest income and margin		$77,159	3.20%		$68,826	3.51%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $131.7 million and $82.0 million are included in this amount for the years ended December 31, 2021 and December 31, 2020, respectively.

The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Twelve Months Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net interest margin - U.S. GAAP basis
Net interest income	$21,503	$19,096	$17,687	$77,159	$68,826
Average interest-earning assets	2,636,074	2,372,880	2,085,571	2,410,827	1,959,702
Net interest margin	3.24%	3.19%	3.37%	3.20%	3.51%

Net interest margin - non-U.S. GAAP basis
Net interest income	$21,503	$19,096	$17,687	$77,159	$68,826
Impact of fully tax-equivalent adjustment	320	338	367	1,392	1,214
Net interest income on a fully tax-equivalent basis	21,824	19,434	18,054	78,551	70,040
Average interest-earning assets	2,636,074	2,372,880	2,085,571	2,410,827	1,959,702
Net interest margin on a fully tax-equivalent basis	3.28%	3.25%	3.44%	3.26%	3.57%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Fourth Quarter	Third Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income	$9,959	$11,828	$11,838	39,121	37,411
Net income available to common shareholders	$9,959	$11,828	$11,722	39,086	36,950
Earnings per share - basic	$0.83	$1.00	$1.00	$3.32	$3.13
Earnings per share - diluted	$0.77	$0.92	$0.97	$3.10	$3.06
Cash dividends paid per common share	$0.15	$0.14	$0.09	$0.51	$0.36
Book value per common share	$22.70	$22.18	$20.14	$22.70	$20.14
Tangible book value per common share [1]	$22.17	$21.64	$19.73	$22.17	$19.73
Weighted-average shares outstanding - basic	12,057,451	11,880,348	11,752,841	11,778,557	11,821,574
Weighted-average shares outstanding - diluted	12,944,919	12,824,309	12,144,471	12,613,620	12,088,106

Performance Ratios:
Return on average assets [2]	1.4%	1.9%	2.1%	1.5%	1.7%
Return on average equity [2]	15.0%	18.1%	20.1%	15.6%	16.7%
Net interest margin 3 4	3.28%	3.25%	3.44%	3.26%	3.57%
Efficiency ratio [5]	80.7%	62.9%	61.0%	69.7%	60.5%
Overhead ratio 2 6	4.1%	4.0%	3.6%	3.7%	4.5%
Equity to assets	9.8%	9.5%	10.3%	9.8%	10.3%

Asset Quality Data and Ratios:
Charge-offs	$1,619	$98	$300	$1,619	$2,190
Recoveries	$316	$23	$16	$316	$33
Net loan charge-offs to total loans 2 7	0.1%	—%	0.1%	0.1%	0.1%
Allowance for loan losses	$18,266	$25,187	$25,844	$18,266	$25,844
Allowance for loan losses to total loans [8]	1.0%	1.4%	1.8%	1.0%	1.8%
Nonperforming loans	$17,713	$17,453	$13,713	$17,713	$13,713
Nonperforming loans to total loans	0.9%	1.0%	0.9%	0.9%	0.9%

Intercoastal Mortgage Company, LLC Production Data[9]:
Mortgage pipeline	$1,007,990	$1,150,116	$1,536,826	$1,007,990	$1,536,826
Loans originated	$1,046,977	$1,456,588	$4,461,922	$6,269,371	$4,461,922
Loans closed	$977,354	$1,233,605	$3,468,646	$5,607,951	$3,468,646
Loans sold	$957,153	$1,098,475	$2,948,724	$5,326,029	$2,948,724
1 common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure
2 annualized for the quarterly periods presented
3 net interest income as a percentage of average interest-earning assets
4 presented on a fully tax-equivalent basis
5 noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure
6 noninterest expense as a percentage of average assets, a non-U.S. GAAP measure
7 charge-offs less recoveries
8 excludes loans held for sale
9 information is related to Intercoastal Mortgage Company, LLC, an entity in which we have a 40% ownership interest that we account for as an equity method investment

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands, except per share data)

	Year-to-Date
	December 31, 2021	September 30, 2021	December 31, 2020
Goodwill	$3,988	$3,988	$2,350
Intangibles	2,316	2,518	2,400
Total intangibles	6,304	6,506	4,750

Total equity attributable to parent	274,328	265,565	239,483
Less: Preferred equity	—	—	(7,334)
Less: Total intangibles	(6,304)	(6,506)	(4,750)
Tangible common equity	268,024	259,059	227,399

Tangible common equity	268,024	259,059	227,399
Common shares outstanding (000s)	12,087	11,972	11,526
Tangible book value per common share	$22.17	$21.64	$19.73

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